Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-quarter Financial Results

Crane order intake posts 22% gain; Foodservice margins jump to 18%

MANITOWOC, Wis. — November 5, 2012 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $955.7 million for the third quarter of 2012, an increase of 2.2 percent compared to sales of $935.4 million in the third quarter of 2011. The sales increase was primarily driven by a 4.9 percent increase in Crane segment sales (10.4 percent at consistent foreign currency translation rates).

On a GAAP basis, the company reported net earnings of $22.2 million, or $0.17 per diluted share, in the third quarter versus earnings of $23.7 million, or $0.18 per diluted share, in the third quarter of 2011. Both periods included special items. A reconciliation of GAAP net earnings to net earnings before special items for the quarter and year-to-date periods is provided later in this press release.

“While third-quarter results fell short of our expectations in some key areas, we also had several notable positives despite lingering uncertainty and continued pressure in the global macroeconomic environment. We are focused on positioning the company for long-term improvement in profitability, even in the face of modest growth. This includes enhancing our global manufacturing network, improving operational efficiency across the organization, and driving continuous product innovation,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer.  “Looking to the fourth quarter, we expect to see a sequential improvement over our third-quarter results and remain committed to achieving our full-year 2012 objectives.”

Crane Segment Results
Third-quarter 2012 net sales in the Crane segment were $555.1 million, up from $529.4 million in the third quarter of 2011, driven primarily by continued growth in the Americas region, which was offset by lower demand in Europe and Asia. The 4.9 percent sales growth was achieved in spite of a negative $29.4 million impact from currency exchange, coupled with supply chain disruptions. Correction of the latter issue is expected in the fourth quarter.

Crane segment operating earnings for the third quarter of 2012 were $26.5 million, compared to $26.1 million in the same period last year. This resulted in an operating margin of 4.8 percent for the third quarter of 2012, down from 4.9 percent in the same period in 2011. Third-quarter 2012 earnings were affected by lower sales in EMEA and China, customer financing reserves in Asia, plus ongoing investments in new product engineering, Brazil ramp-up efforts, and ERP implementation.

Crane segment backlog totaled $976 million as of September 30, 2012, a 25.9 percent increase from $775 million in the prior-year quarter. Third-quarter 2012 orders of $582 million were 22.3 percent higher than the third quarter of 2011. “The Crane order increase was particularly noteworthy, given that the third quarter is typically seasonally soft. Orders were driven by demand across multiple product categories, including rough-terrain cranes and all-terrain cranes, as well as strengthening demand in smaller-capacity crawler cranes. However, the unfavorable macroeconomic environment continues to impact many of our European and Asian markets, as well as our tower crane and large crawler crane product lines,” Tellock explained.

Foodservice Segment Results
Third-quarter 2012 net sales in the Foodservice segment were $400.6 million, down slightly from $406.0 million in the third quarter of 2011. The decrease was driven by pressure in Europe and a negative $4.9 million impact from currency exchange, which was partially offset by continued penetration in certain emerging markets.

Foodservice operating earnings for the third quarter of 2012 were $72.2 million, up 7.0 percent versus $67.5 million for the third quarter of 2011. This resulted in a Foodservice segment operating margin of 18.0 percent for the third quarter of 2012, compared to an operating margin of 16.6 percent for the prior-year period. The year-over-year increase in margin was due to a favorable product sales mix, particularly in our Manitowoc and Frymaster brands, coupled with improved operating efficiencies across the segment.

“While we experienced positive growth in several Foodservice categories as well as select emerging markets during the third quarter, we did see ongoing softness in Europe given the economic pressures prevalent in that region. However, our continued margin expansion within Foodservice is a testament to our ability to improve operational efficiencies and diligently manage our cost structure. While a challenging environment persists across the globe, we are well positioned for the long-term as we leverage growth opportunities from new and existing products in Foodservice,” Tellock concluded.

Cash Flow
Cash flow from operating activities in the third quarter of 2012 was $50.9 million, compared to $5.0 million in the third quarter of 2011. The increase was primarily generated by cash from profitability and reduced working capital needs. The company decreased total debt in the third quarter of 2012 by $39.2 million.

2012 Guidance
Based on year-to-date results and its outlook for the fourth quarter, the company is narrowing its Crane and Foodservice revenue guidance and is tightening its debt reduction expectations, while reaffirming earnings guidance and all other key full-year financial metrics. As a result, Manitowoc now expects:

• Crane revenue — 10 to 12% year-over-year percentage growth

• Crane operating earnings — 30 to 40% year-over-year percentage increase

• Foodservice revenue — low single-digit percentage growth

• Foodservice operating earnings — 10 to 15% year-over-year percentage increase

• Capital expenditures — approximately $80 million

• Depreciation & amortization — approximately $120 million

• Interest expense — Range of $125 to $130 million

• Amortization of deferred financing fees — approximately $10 million

• Debt reduction — target at least $150 million, which is expected to reduce total leverage by more than one turn

Investor Conference Call
On November 5 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 115 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 25 market-leading brands of hot- and cold-focused equipment. In 2011, Manitowoc’s revenues totaled $3.7 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•                  the ability to capitalize on key strategic opportunities;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  pressure of financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  global expansion of customers;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to new plant start-ups;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions and subsequent rehiring;

•                  work stoppages, labor negotiations, labor rates, and temporary labor costs;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  unanticipated issues affecting the effective tax rate for the year;

•                  unanticipated issues associated with the resolution or settlement of uncertain tax positions, including unfavorable settlement of a tax matter with the IRS related to the 2008 and 2009 calendar years;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2012 and 2011

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011*	2012	2011*

Net sales	$955.7	$935.4	$2,821.7	$2,617.4
Cost of sales	719.7	712.3	2,126.9	1,990.3
Gross profit	236.0	223.1	694.8	627.1

Engineering, selling and administrative expenses	154.0	143.2	453.5	428.8
Restructuring expense	0.7	0.9	1.6	3.8
Amortization expense	9.5	9.9	28.6	29.2
Other	1.9	0.3	2.0	0.4
Operating earnings (loss)	69.9	68.8	209.1	164.9
Amortization of deferred financing fees	(2.0)	(2.2)	(6.1)	(8.2)
Interest expense	(34.4)	(34.0)	(101.2)	(111.7)
Loss on debt extinguishment	—	—	—	(27.8)
Other income - net	(0.2)	2.0	0.1	3.1
Earnings (loss) from continuing operations before taxes on income	33.3	34.6	101.9	20.3
Provision (benefit) for taxes on income	13.7	12.9	41.0	13.8

Earnings (loss) from continuing operations	19.6	21.7	60.9	6.5

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	0.1	(0.1)	(0.4)	(3.1)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(33.6)
Net earnings (loss)	19.7	21.6	60.5	(30.2)
Less net loss attributable to noncontrolling interests	(2.5)	(2.1)	(6.7)	(4.1)
Net earnings (loss) attributable to Manitowoc	22.2	23.7	67.2	(26.1)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	22.1	23.8	67.6	10.6
Earnings (loss) from discontinued operations, net of income taxes	0.1	(0.1)	(0.4)	(3.1)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(33.6)
Net earnings (loss) attributable to Manitowoc	22.2	23.7	67.2	(26.1)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.17	$0.18	$0.52	$0.08
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.00	(0.00)	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.26)

BASIC EARNINGS (LOSS) PER SHARE:	$0.17	$0.18	$0.51	$(0.20)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.17	$0.18	$0.51	$0.08
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.00	(0.00)	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.25)

DILUTED EARNINGS (LOSS) PER SHARE	$0.17	$0.18	$0.51	$(0.20)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,704,895	130,510,828	130,610,592	130,464,015
Average Shares Outstanding - Diluted	132,602,292	133,036,277	132,576,695	133,584,302

SEGMENT SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011*	2012	2011*
Net sales from continuing operations:
Cranes and related products	$555.1	$529.4	$1,673.6	$1,477.0
Foodservice equipment	400.6	406.0	1,148.1	1,140.4
Total	$955.7	$935.4	$2,821.7	$2,617.4

Operating earnings (loss) from continuing operations:
Cranes and related products	$26.5	$26.1	$99.7	$69.5
Foodservice equipment	72.2	67.5	190.7	171.4
General corporate expense	(16.7)	(13.7)	(49.1)	(42.6)
Restructuring expense	(0.7)	(0.9)	(1.6)	(3.8)
Amortization	(9.5)	(9.9)	(28.6)	(29.2)
Other	(1.9)	(0.3)	(2.0)	(0.4)
Total	$69.9	$68.8	$209.1	$164.9

* Prior period results have been revised to reflect the correction of errors identified in the third quarter of 2012, which were immaterial to the prior periods.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2012 and 2011

(In millions)

BALANCE SHEET

	September 30,	December 31,
	2012	2011*
ASSETS
Current assets:
Cash and temporary investments	$71.0	$71.3
Restricted cash	10.1	7.2
Accounts receivable - net	339.3	297.0
Inventories - net	866.4	665.8
Deferred income taxes	115.7	117.8
Other current assets	98.0	77.8
Total current assets	1,500.5	1,236.9

Property, plant and equipment - net	561.6	568.2
Intangible assets - net	2,053.4	2,081.5
Other long-term assets	139.7	144.6
TOTAL ASSETS	$4,255.2	$4,031.2

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$890.4	$868.7
Short-term borrowings	114.0	79.1
Customer advances	27.9	35.1
Product warranties	92.6	93.8
Product liabilities	28.5	26.8
Total current liabilities	1,153.4	1,103.5

Long-term debt	1,915.6	1,810.9
Other non-current liabilities	616.5	627.1
Stockholders’ equity	569.7	489.7
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,255.2	$4,031.2

CASH FLOW SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011*	2012	2011*
Net earnings (loss) attributable to Manitowoc	$22.2	$23.7	$67.2	$(26.1)
Non-cash adjustments	31.9	35.5	95.8	170.2
Changes in operating assets and liabilities	(3.3)	(54.0)	(233.5)	(307.7)
Net cash provided from (used for) operating activities of continuing operations	50.8	5.2	(70.5)	(163.6)
Net cash provided from (used for) operating activities of discontinued operations	0.1	(0.2)	(0.4)	(18.7)
Net cash provided from (used for) operating activities	50.9	5.0	(70.9)	(182.3)
Capital expenditures	(15.5)	(13.7)	(50.3)	(32.3)
Restricted cash	0.1	0.3	(2.9)	0.2
Proceeds from sale of business	—	—	—	143.6
Proceeds from sale of fixed assets	0.5	2.9	0.7	5.8
Proceeds from swap monetization	14.8	21.5	14.8	21.5
Proceeds from (payments on) borrowings - net	(39.2)	2.5	126.2	72.0
Payments on receivable financing - net	(2.8)	(5.9)	(21.5)	(7.3)
Stock options exercised	1.0	0.1	2.6	1.6
Debt issuance costs	(0.3)	(0.7)	(0.3)	(14.3)
Effect of exchange rate changes on cash	2.0	(3.0)	1.3	(2.1)
Net increase (decrease) in cash & temporary investments	$11.5	$9.0	$(0.3)	$6.4

* Prior period results have been revised to reflect the correction of errors identified in the third quarter of 2012, which were immaterial to the prior periods.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of September 30, 2012 was $379.5 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$82.1
Loss from discontinued operations	1.2
Loss on sale of discontinued operations	1.0
Depreciation and amortization	109.2
Interest expense and amortization of deferred financing fees	144.6
Costs due to early extinguishment of debt	1.9
Restructuring charges	3.3
Income taxes	40.9
Other	(4.7)
Adjusted EBITDA	$379.5

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011*

Net earnings (loss) attributable to Manitowoc	$22.2	$23.7	$67.2	$(26.1)
Special items, net of tax:
(Earnings) loss from discontinued operations	(0.1)	0.1	0.4	3.1
(Gain) loss on sale of discontinued operations	—	—	—	33.6
Early extinguishment of debt	—	—	—	18.1
Restructuring expense	0.5	0.6	1.0	2.5
Net earnings before special items	$22.6	$24.4	$68.6	$31.2

Diluted earnings (loss) per share	$0.17	$0.18	$0.51	$(0.20)
Special items, net of tax:
(Earnings) loss from discontinued operations	(0.00)	0.00	0.00	0.02
(Gain) loss on sale of discontinued operations	—	—	—	0.25
Early extinguishment of debt	—	—	—	0.14
Restructuring expense	0.00	0.00	0.01	0.02
Diluted earnings per share before special items	$0.17	$0.18	$0.52	$0.23

* Prior period results have been revised to reflect the correction of errors identified in the third quarter of 2012, which were immaterial to the prior periods.